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                              [CLAIMSNET.COM LOGO]

            SUPPLEMENT TO THE PROXY STATEMENT DATED DECEMBER 5, 2001

         The Proxy Statement, dated December 5, 2001 being transmitted herewith, is supplemented hereby to provide additional information with respect to the following proposals:

1. "ELECTION OF DIRECTORS"

Meetings and Committees. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements and the quarterly condensed consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Based on the review of the financial statements and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee adopted a written charter on August 12, 1999, a copy of which is provided as an Appendix to the Supplement.

2. "RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS"

Audit Fees. The aggregate fees billed or expected to be billed by Ernst & Young LLP for the annual audit of the Company's financial statements for the fiscal year ended December 31, 2000, review of the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in quarterly reports on Form 10-Q for the first three quarters of 2000, were $100,200.

The Company did not incur any financial information systems design and implementation fees.

All Other Fees. Additional fees billed by Ernst & Young LLP for the fiscal year ended December 31, 2000, for other services, primarily audit related for due diligence and other services provided in connection with other filings with the Commission under the Securities and Exchange Act of 1934, aggregated $60,696.

The Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence and the Audit Committee recommended to the Board the selection of Ernst & Young LLP for the audit of the 2001 financial statements.


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                                                                        Appendix


                               claimsnet.com, inc.

                             Audit Committee Charter

Approved August 12, 1999

The Audit Committee is a Committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing, as it deems necessary, the financial information which will be provided to shareholders, agencies or entities which the Company is required to file financial statements with, the systems and internal controls which Management and the Board of Directors have established and the audit process. The Committee will serve as a focal point for communications among non-committee directors, the Company's management, internal audit and the independent auditors.

In carrying out these responsibilities, the Audit Committee may consider:

o Review and approve the recommendation of Management's selection of the independent accountant.
o Review annually with the independent auditors and financial management of the Corporation the scope and general extent of the proposed audit.
o Review annually with the independent auditors and financial management of the Corporation the scope and general extent of the proposed audit.
o Review the results of the audit for each fiscal year of the Corporation with the independent auditors and appropriate management representatives. This review should cover and include, among other things, the audit report, the published financial statements, any letter of recommendation prepared by the independent auditors and any other pertinent reports.
o Review with management and the independent auditors changes in accounting principles in the financial statements proposed by management and approved by the independent auditors; review with management and the independent auditors the effect of new or proposed auditing, accounting and reporting standards and management's plan to implement required changes.
o Review all substantial professional non-audit services provided by the independent auditors and determine the effect, if any, on the independence of the auditors.
o Review the internal audit function of the Corporation including the proposed programs for the coming year and the coordination of such programs with the independent auditors, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources. Review progress of internal audit program and key findings.
o Periodically review the Corporation's policies with respect to conflicts of interest and ethical conduct. Recommend to the Board of Directors any changes in these policies which the Committee deems appropriate.